Vertex Energy, Inc. 8-K

Exhibit 99.2

Fourth Quarter & Full Year 2023 Results Summary Presentation February 2024

DISCLAIMER Forward - looking statements 2 Forward - Looking Statements Certain of the matters discussed in this presentation which are not statements of historical fact constitute forward - looking sta tements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995, that invol ve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar me aning are intended to identify forward - looking statements but are not the exclusive means of identifying these statements. Any s tatements made in this presentation other than those of historical fact, about an action, event or development, are forward - looking statements. The important factors that may cause actual results and outcomes to differ material ly from those contained in such forward - looking statements include, without limitation; statements concerning: the Company’s eng agement of BofA Securities, Inc., as previously disclosed; the review and evaluation of potential joint ventures, divestitures, acquisitions, mergers, business combinations, or other strategic transactions and the ir impact on shareholder value; the process by which the Company engages in evaluation of strategic transactions; the Company’s abi lity to identify potential partners; the outcome of potential future strategic transactions and the terms thereof; the future production of the Company’s Mobile, Alabama Refinery (the “Mobile Refinery”); anticipated and unfor ese en events which could reduce future production at the refinery or delay future capital projects, and changes in commodity and cr edits values; throughput volumes, production rates, yields, operating expenses and capital expenditures at the Mobile Refinery; the timing of, and outcome of, the evaluation and associated carbon intensity scoring of th e Company’s feedstock blends by officials in the state of California; the ability of the Company to obtain low carbon fuel st and ard (LCFS) credits, and the amounts thereof; the need for additional capital in the future, including, but not limited to, in order to complete capital projects and satisfy liabilities, the Company’s ability to raise such capita l i n the future, and the terms of such funding; the timing and costs of capital projects at the Company’s Mobile Refinery and th e o utcome of such projects; the future production of the Mobile Refinery, including but not limited to, renewable diesel production; estimated and actual production and costs associated with the renewable diesel capital project; est imated revenues, margins and expenses, over the course of the agreement with Idemitsu Kosan (“ Idemitsu ”); anticipated and unforeseen events which could reduce future production at the Mobile Refinery or delay planned and future capital projects; changes in commodity and credits values; certain early termination rights associated with third par ty agreements and conditions precedent to such agreements; certain mandatory redemption provisions of the outstanding senior con vertible notes, the conversion rights associated therewith, and dilution caused by conversions and/or the exchanges of convertible notes; the Company’s ability to comply with required covenants under outstand ing senior notes and a term loan and pay amounts due under such senior notes and term loan, including interest and other amounts du e thereunder; the ability of the Company to retain and hire key personnel; the level of competition in the Company’s industry and its ability to compete; the Company’s ability to respond to changes in its industry ; t he loss of key personnel or failure to attract, integrate and retain additional personnel; the Company’s ability to protect i nte llectual property and not infringe on others’ intellectual property; the Company’s ability to scale its business; the Company’s ability to maintain supplier relationships and obtain adequate supplies of feedstocks; the Company’s abi lity to obtain and retain customers; the Company’s ability to produce products at competitive rates; the Company’s ability to ex ecute its business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; the impact of inflation on margins and costs; the volatile nature of the pr ices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict and/or t he Israel/Hamas conflict, changes in interest rates and inflation and potential recessions; the Company’s ability to maintain relationships with partners; the outcome of pending and potential future litigation, judgments and settle men ts; rules and regulations making the Company’s operations more costly or restrictive; volatility in the market price of compl ian ce credits (primarily Renewable Identification Numbers (RINs) needed to comply with the Renewable Fuel Standard (“RFS”)) under renewable and low - carbon fuel programs and emission credits needed under other environmen tal emissions programs, the requirement for the Company to purchase RINs in the secondary market to the extent it does not ge ner ate sufficient RINs internally, liabilities associated therewith and the timing, funding and costs of such required purchases, if any; changes in environmental and other laws and regulations and risks associated wi th such laws and regulations; economic downturns both in the United States and globally, changes in inflation and interest rates , i ncreased costs of borrowing associated therewith and potential declines in the availability of such funding; risk of increased regulation of the Company’s operations and products; disruptions in the infrastructure that the Co mpa ny and its partners rely on; interruptions at the Company’s facilities; unexpected and expected changes in the Company’s anti cip ated capital expenditures resulting from unforeseen and expected required maintenance, repairs, or upgrades; the Company’s ability to acquire and construct new facilities; the Company’s ability to effectively man age growth; decreases in global demand for, and the price of, oil, due to inflation, recessions or other reasons, including decli ne s in economic activity or global conflicts; expected and unexpected downtime at the Company’s facilities; the Company’s level of indebtedness, which could affect its ability to fulfill its obligations, impede the implem ent ation of its strategy, and expose the Company’s interest rate risk; dependence on third party transportation services and pip eli nes; risks related to obtaining required crude oil supplies, and the costs of such supplies; counterparty credit and performance risk; unanticipated problems at, or downtime effecting, the Company’s facilities and those operated by th ird parties; risks relating to the Company’s hedging activities or lack of hedging activities; and risks relating to planned and future divestitures, asset sales, joint ventures and acquisitions. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward - look ing statements included in this communication are described in the Company’s publicly filed reports, including, but not limit ed to, the Company’s Annual Report on Form 10 - K for the year ended December 31, 2022, and the Company’s Quarterly Report on Form 10 - Q for the quarter ended September 30, 2023, and future Annual Reports on Form 10 - K (includ ing the Company’s Annual Report on Form 10 - K for the year ended December 31, 2023, when filed by the Company) and Quarterly Repo rts on Form 10 - Q. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward - looking statement s attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cau tionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results. The forward - looking statements included in this presentation are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward - looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this presentation, except as required by law, and takes no obligat ion to update or correct information prepared by third parties that are not paid for by Vertex. If we update one or more forward - lo oking statements, no inference should be drawn that we will make additional updates with respect to those or other forward - looking statements. Date of Information in Presentation All information in this presentation is as of February [ ], 2024 (unless otherwise stated). The Company undertakes no duty to up date any forward - looking statement to conform the statement to actual results or changes in the Company’s expectations. Industry Information In this presentation, we may rely on and refer to information regarding the refining, re - refining, used oil and oil and gas indu stries in general from market research reports, analyst reports and other publicly available information. Although we believe th at this information is reliable, we have not commissioned any of such information, we cannot guarantee the accuracy and completeness of this information, and we have not independently verified any of it. Projections The financial projections (the “Projections”) included herein were prepared by Vertex in good faith using assumptions believe d t o be reasonable. A significant number of assumptions about the operations of the business of Vertex were based, in part, on e con omic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of Vertex to achieve the financial resul ts set forth in the Projections. The Projections are based on numerous assumptions, including realization of the operating strat egy of Vertex; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic condit ion s; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigatio n, indemnity, or other claims; minimal changes in current pricing; static material and equipment pricing; no significant increases in interest rates or inflation; and other matters, many of which will be beyond the control of Vertex, and some or all of which may not materialize . The Projections also assume the continued uptime of the Company’s faci li ties at historical levels and the successful funding of, timely completion of, and successful outcome of, planned capital projects. Additionally, to the extent that the assumptions inherent in the Projections are based upon fut ure business decisions and objectives, they are subject to change. Although the Projections are presented with numerical specific it y and are based on reasonable expectations developed by Vertex’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and con tin gencies, many of which will be beyond the control of Vertex. Accordingly, the Projections are only estimates and are necessar ily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over ti me. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial inf ormation contained herein should not be regarded as a representation or warranty by Vertex, its management, advisors, or any other person that the Projections can or will be achieved. Vertex cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions. As a result, the Projections should not be relied on as necessarily predictive of actual future events.

DISCLAIMER

Non-GAAP Financial Measures

Non-GAAP Financial Measures and Key Performance Measures

In addition to our results calculated under generally accepted accounting principles in the United States ("GAAP"), in this presentation we also present certain non-U.S. GAAP financial measures and key performance indicators. Non-U.S. GAAP financial measures include Adjusted EBITDA, Net Long-Term Debt and Net Leverage for the Company (collectively, the "Non-U.S. GAAP Financial Measures"). Key performance indicators include Fuel Gross Margin, Fuel Gross Margin Per Barrel, Operating Expenses Per Barrel of Throughput, Renewable Gross Margin and Renewable Gross Margin Per Barrel (collectively, the "KPIs"). EBITDA represents net income before interest, taxes, depreciation and amortization, for continued and discontinued operations. Adjusted EBITDA represents net income (loss) from operations plus unrealized gain or losses on hedging activities, Renewable Fuel Standard (RFS) costs (mainly related to Renewable Identification Numbers (RINs), and inventory adjustments, depreciation and amortization, acquisition costs, gain on change in value of derivative warrant liability, environmental clean-up, stock-based compensation, (gain) loss on sale of assets, interest expense, and certain other unusual or non-recurring charges included in selling, general, and administrative expenses. Net Long-Term Debt is long-term debt and lease obligations, adjusted for unamortized discount and deferred financing costs, less cash and cash equivalents and restricted cash. Net Leverage is defined as Long-Term Debt divided by Adjusted EBITDA. Fuel Gross Margin is defined as gross profit (loss) plus unrealized gain or losses on hedging activities and inventory valuation adjustments, plus production costs, depreciation attributable to cost of revenues and certain other non-fuel items included in costs of revenues including realized and unrealized gain or losses on hedging activities, RFS costs (mainly related to RINs), fuel financing costs and other revenues and cost of sales items. Fuel Gross Margin Per Barrel of Throughput is calculated as fuel gross margin divided by total throughput barrels for the period presented. Operating Expenses Per Barrel of Throughput is defined as total operating expenses divided by total barrels of throughput. Renewable Fuel Gross Margin is defined as gross profit (loss) plus unrealized gain or losses on hedging activities and inventory valuation adjustments, plus production costs, operating expenses and depreciation attributable to cost of revenues and other non-fuel items included in costs of revenues including realized and unrealized gain or losses on hedging activities, inventory valuation adjustments, fuel financing costs and other revenues and cost of sales items. Renewable Fuel Gross Margin Per Barrel is Renewable Gross Margin divided by total renewable throughput barrels for the period presented.

The (a) Non-U.S. GAAP Financial Measures, which are "non-U.S. GAAP financial measures", and (b) the KPIs, are presented as supplemental measures of the Company's performance. They are not presented in accordance with U.S. GAAP. We use the Non-U.S. GAAP Financial Measures and KPIs as supplements to U.S. GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers. Additionally, these measures, when used in conjunction with related U.S. GAAP financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. The Non-U.S. GAAP Financial Measures and KPIs are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. Non-U.S. GAAP financial information and KPIs similar to the Non-U.S. GAAP Financial Measures and KPIs are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. The Non-U.S. GAAP Financial Measures and KPIs are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under U.S. GAAP. Some of these limitations are: the Non-U.S. GAAP Financial Measures and KPIs do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; the Non-GAAP Financial Measures and KPIs do not reflect changes in, or cash requirements for, working capital needs; the Non-GAAP Financial Measures and KPIs do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, the Non-U.S. GAAP Financial Measures and KPIs do not reflect any cash requirements for such replacements; the Non-U.S. GAAP Financial Measures and KPIs represent only a portion of our total operating results; and other companies in this industry may calculate the Non-U.S. GAAP Financial Measures and KPIs differently than we do, limiting their usefulness as a comparative measure. You should not consider the Non-U.S. GAAP Financial Measures and KPIs in isolation, or as substitutes for analysis of the Company's results as reported under U.S. GAAP. The Company's presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-U.S. GAAP Financial Measures and KPIs to the most comparable U.S. GAAP measure below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-U.S. GAAP Financial Measures and KPIs in conjunction with the most directly comparable U.S. GAAP financial measure.

We compensate for these limitations by providing a reconciliation of each of the non-GAAP Financial Measures to the most comparable GAAP measure and reconciliation of the KPIs, below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view the non-GAAP Financial Measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures and KPIs, please see the sections titled "Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput and Operating Expenses Per Barrel of Throughput", "Unaudited Reconciliation of Adjusted EBITDA to Net loss from Continued and Discontinued Operations", and "Unaudited Reconciliation of Long-Term Debt to Net Long-Term Debt and Net Leverage", at the end of this release.

VERTEX

3

FOURTH QUARTER & FULL YEAR 2023 Performance Summary

COMPANY PERFORMANCE SUMMARY

Fourth Quarter 2023

4Q23 Performance Indicators

Key Performance Indicators ($/MM)

	4Q23	4Q22	% Y / Y
Total Gross Profit	($6.9)	$99.0	*(107%)*
GAAP Net Income	(63.9)	44.4	*(244%)*
Adjusted EBITDA[1]	(35.1)	75.2	*(147%)*
Total Cash & Equivalents	80.6	146.2	*(45%)*
Net Long-Term Debt[2]	205.5	166.2	*24%*
Net Leverage[3]	12.0x	1.0x	*1100%*

1. A full-reconciliation of GAAP to Non-GAAP metrics is provided in the appendix of this presentation
2. Net debt defined as total long-term debt outstanding less cash and equivalents
3. Net leverage defined as net debt (cash) divided by trailing twelve-month adjusted EBITDA
** Total cash & equivalents, Net long-term debt, and net leverage stated as of 12/31/2023 & 12/31/2022, respectively*

4Q23 Performance Summary

Key Takeaways

- Reported net loss attributable to the Company of ($63.9) million and Adjusted EBITDA of ($35.1) million in 4Q23, versus net income attributable to the Company of $44.4 million and Adjusted EBITDA of $75.2 million in 4Q22. Reported financial results include an unrealized loss on derivative instruments of $5.0 million and an inventory valuation adjustment of $1.2 million.

- Conventional throughput volumes of 67,083 barrels per day (bpd) slightly below prior outlook and reflect planned downtime for replacement of electrical transformer as well as opportunistic curtailment due to weak margin environment experienced in 4Q23.

- Renewable Diesel (RD) facility throughput of 3,926 barrels per day (bpd)
  - Phase one capacity utilization of 49.1%
  - Volumes optimized for consideration of
    - Prevailing economic market conditions
    - Current commercial obligations
    - Feedstock diet optimization process

- Ended 2023 with cash and equivalents of $80.6 million and total net long-term debt of $205.5 million, implying a leverage position of approximately 12.0x trailing-twelve-month ("TTM") Adjusted EBITDA.

VERTEX
5

MOBILE REFINERY PERFORMANCE

Fourth Quarter 2023

Mobile Performance Indicators

Fourth Quarter 2023

Conventional Fuels Refinery	1Q23	2Q23	3Q23	4Q23	FY2023
Total Throughput (bpd)	71,328	76,330	80,171	67,083	73,734
Total Throughput (MMbbl)	6.42	6.95	7.38	6.17	26.91
Conventional Facility Capacity Utilization[1]	95.1%	101.8%	106.9%	89.4%	98.3%
Direct Opex Per Barrel ($/bbl)	$3.84	$3.35	$2.40	$2.46	$3.00
Fuel Gross Margin ($/MM)	$103.8	$55.7	$129.5	$29.6	$318.6
Fuel Gross Margin Per Barrel ($/bbl)	$16.17	$8.03	$17.56	$4.79	$11.84
Production Yield					
Gasoline (bpd)	15,723	17,812	19,211	17,826	17,653
% Production	*22.7%*	*23.2%*	*24.0%*	*25.9%*	*23.9%*
ULSD (bpd)	14,720	15,618	16,479	14,510	15,334
% Production	*21.2%*	*20.3%*	*20.6%*	*21.1%*	*20.8%*
Jet (bpd)	12,789	13,570	15,823	12,937	13,786
% Production	*18.4%*	*17.7%*	*19.8%*	*18.8%*	*18.7%*
Total Finished Fuel Products	***43,232***	***47,000***	***51,513***	***45,273***	***46,773***
% Production	***62.3%***	***61.2%***	***64.4%***	***65.9%***	***63.4%***
Other[2]	26,119	29,828	28,495	23,457	26,972
% Production	*37.7%*	*38.8%*	*35.6%*	*34.1%*	*36.6%*
Total Production (bpd)	69,351	76,828	80,008	68,730	73,745
Total Production (MMbbl)	6.24	6.99	7.36	6.32	26.92

Renewable Fuels Refinery	1Q23	2Q23	3Q23	4Q23	FY2023
Total Renewable Throughput (bpd)	-	2,490	5,397	3,926	3,943
Total Renewable Throughput (MMbbl)	-	0.23	0.50	0.36	1.08
Renewable Diesel Facility Capacity Utilization[3]	-	31.1%	67.5%	49.1%	49.3%
Direct Opex Per Barrel ($/bbl)	-	$31.23	$23.05	$27.32	$26.17
Renewable Fuel Gross Margin	-	($3.1)	$2.4	$4.4	$3.7
Renewable Fuel Gross Margin Per Barrel ($/bbl)	-	($13.66)	$4.78	$12.11	$3.37
Renewable Diesel Production (bpd)	-	2,208	5,276	3,786	3,762
Renewable Diesel Production (MMbbl)	-	0.20	0.49	0.35	1.03
Renewable Diesel Production Yield (%)	-	88.7%	97.8%	96.4%	95.4%

Mobile Performance Summary

Key Takeaways

- Operated at 89% conventional capacity utilization in 4Q23, with total crude throughput of 67,083 barrels per day (bpd). Full year conventional throughput of 73,734 or 98% capacity utilization reflects strength and reliability of operations team.
- Conventional fuel business operations generated $29.6 million or $4.79 per barrel of fuel gross margin before RIN expense, depreciation and operating expenses in cost of sales in 4Q23.
- Direct operating expense per barrel (total combined) of $3.83 in 4Q23, in line with forecast despite curtailed throughput volumes, driven by increasing cost efficiencies from smooth consistent operations.
- Operated at 49.1% renewable fuels capacity utilization in 4Q23, with total throughput of 3,926 barrels per day (bpd) and production yield of 96.4%.
- Renewable fuels business operations generated $4.4 million or $12.11 per barrel of fuel gross margin in 4Q23 which includes $6.1 million of LCFS benefit from 2Q23 and 3Q23.

1.) Assumes 75,000 barrels per day of conventional operational capacity
2.) Other includes naphtha, intermediates, and LPG
3.) Assumes 8,000 barrels per day of renewable fuels operational capacity

VERTEX.
6

COMPANY PERFORMANCE SUMMARY

Full Year 2023

2023 Performance Indicators

Key Performance Indicators ($/MM)

	FY 2023	FY 2022	% Y / Y
Total Gross Profit	$146.8	$212.1	*(31%)*
GAAP Net Income	(71.5)	(4.8)	*1390%*
Adjusted EBITDA[1]	17.1	161.0	*(89%)*
Total Cash & Equivalents	80.6	146.2	*(44.9%)*
Net Long-Term Debt[2]	205.5	166.2	*23.6%*
Net Leverage[3]	12.0x	1.0x	*1100.0%*

1. *A full-reconciliation of GAAP to Non-GAAP metrics is provided in the appendix of this presentation*
2. *Net debt defined as total long-term debt outstanding less cash and equivalents*
3. *Net leverage defined as net debt (cash) divided by trailing twelve-month adjusted EBITDA*

* *Total cash & equivalents, Net long-term debt, and net leverage stated as of 12/31/2023 & 12/31/2022, respectively*

2023 Performance Summary

Key Takeaways

- Reported net loss attributable to the Company of ($71.5) million and Adjusted EBITDA of $17.1 million for full year 2023, versus net loss attributable to the Company of ($4.8) million and Adjusted EBITDA of $161.0 million for the full year 2022. Reported financial results include inventory valuation adjustments of $6.0 million and a pre-tax gain on sale of asset of $70.9 million related to the sale of the Heartland facility.
- Conventional throughput volumes of 73,734 barrels per day (bpd) for 2023 (98.3% utilization) reflect smooth operations despite increased site activity during renewable diesel conversion project engineering and construction activity.
- Renewable Diesel (RD) facility construction completed on time & on budget.
  - Phase one capacity of 8,000 bpd successfully tested
  - EPA approval for generation of D4 RINs
  - Feedstock diet optimization process underway
    - Temporary carbon intensity score (CI score) received
    - Initial LCFS credits received during 4Q23
  - Phase II capacity expansion to 14,000 bpd underway and targeted for 4Q24 completion
  - Ongoing evaluation of potential JV partnership with encouraging results

VERTEX

7

RENEWABLE DIESEL UPDATE

Proven Production with Continued Feedstock Diversification Progress

PROJECT SUMMARY SPECS	
Proven Feedstocks	• Soybean Oil, Tallow, DCO[1], and Canola completed • Sampling and Testing underway for UCO[2]
Primary Products	• Renewable Diesel Fuel
Project Budget	• Phase I Capex: $110-115 million (*completed*)
Output Timeline	• Initial commercial sales transactions of RD announced on June 26th, 2023
Projected Renewable Capacity	• ~8 Mbbl/d – Phase I • ~14 Mbbl/d – Phase II (Hydrogen supply installed)
Supply Agreements	• Idemitsu Apollo (5-year)
Offtake Markets	• California market

Pathway Updates

- Phase I operational capacity validated at 8,000 bpd
  - Current throughput levels optimized for current economics and feedstock blending required for LCFS proprietary carbon intensity approval process for Soy, DCO, Canola and Tallow
- Temporary LCFS[3] filings completed, LCFS credits in the amount of $9.6 million received in 4th quarter, which includes $6.1 million of LCFS benefit from 2Q23 and 3Q23.
  - Runs and the data collection LCFS application for four Vertex specific pathways covering SOY, Canola, Tallow and DCO
- Feedstock optimization strategy progressing ahead of schedule
  - Preparing for 90 day runs for data collection of UCO and poultry fat feedstock
    - Lower carbon intensity ("CI") score and lower cost
  - Feedstock logistics and supplier base expanded with inclusion of UCO and poultry fat to include shipments via barge, rail and truck
  - multimodal delivery capacity across dedicated tanks improves agility and responsiveness to price volatility

1.) DCO – "Distillers Corn Oil"
2.) UCO – "Used Cooking Oil"
3.) LCFS – "Low Carbon Fuel Standard"
4.) RBD – "refined, bleached, deodorized"

VERTEX

8

5 6 7 8 9 10 11 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec '17-'23 '17-'23 Average 2022 2023 2024 DOMESTIC FUELS DEMAND Conventional Refined Fuels Demand Remains Strong 9 US Gasoline Demand ( MMbpd ) US Distillate Demand ( MMbpd ) 3 4 5 6 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec '17-'23 '17-'23 Average 2022 2023 2024 Source: Bloomberg; data as of 2/16/2024

DOMESTIC FUELS INVENTORIES REMAIN TIGHT Distillate Inventory Levels Remain Below 5 - Year Average, Gasoline Inventory Levels Building US Gasoline Inventories 10 ( MMbbl ) US Distillate Inventories ( MMbbl ) 80 100 120 140 160 180 200 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec '17-'23 '17-'23 Average 2022 2023 2024 200 210 220 230 240 250 260 270 280 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec '17-'23 '17-'23 Average 2022 2023 2024 Source: Bloomberg; data as of 2/16/2024

DOMESTIC FUELS PRODUCTION LEVELS Production Levels In - Line With Historical Averages US Conventional Gasoline Production 11 ( MMbpd ) US Distillate Production ( MMbpd ) 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec '17-'23 '17-'23 Average 2022 2023 2024 5.0 6.0 7.0 8.0 9.0 10.0 11.0 12.0 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec '17-'23 '17-'23 Average 2022 2023 2024 Source: Bloomberg; data as of 2/16/2024

$1.75 $2.00 $2.25 $2.50 $2.75 $/Gal COMMODITIES FUTURES MARKETS Gasoline & Diesel Futures Pricing Reflects Tightening Margin Environment In 2024 12 Gasoline Monthly Futures Price ($/Gal) ULSD Monthly Futures Price ($/Gal) $2.00 $2.25 $2.50 $2.75 $3.00 $/Gal FY 2024 4Q24 3Q24 2Q24 1Q24 FY 2023 4Q23 3Q23 2Q23 1Q23 $2.21 $2.12 $2.06 $2.30 $2.36 $2.42 $2.19 $2.37 $2.58 $2.53 Gasoline ($/gal) $2.47 $2.36 $2.43 $2.51 $2.58 $2.80 $2.82 $3.04 $2.44 $2.90 ULSD ($/gal) $73.97 $71.99 $73.46 $75.00 $75.49 $78.09 $78.33 $84.09 $73.75 $76.11 WTI Crude ($/Bbl) Source: Bloomberg; data as of 2/16/2024

Crude Futures Curve Remains Backwardated 13 COMMODITIES FUTURES MARKETS FY 2024 4Q24 3Q24 2Q24 1Q24 FY 2023 4Q23 3Q23 2Q23 1Q23 $2.21 $2.12 $2.06 $2.30 $2.36 $2.42 $2.19 $2.37 $2.58 $2.53 Gasoline ($/gal) $2.47 $2.36 $2.43 $2.51 $2.58 $2.80 $2.82 $3.04 $2.44 $2.90 ULSD ($/gal) $73.97 $71.99 $73.46 $75.00 $75.49 $78.09 $78.33 $84.09 $73.75 $76.11 WTI Crude ($/Bbl) 0.7 0.8 0.9 1.0 1.1 Current 1 Year Ago 2 Years Ago $60.00 $70.00 $80.00 $90.00 $100.00 Current 1 Year Ago 2 Years Ago Source: Bloomberg; data as of 2/16/2024

BALANCE SHEET UPDATE Streamlining Of Balance Sheet Remains a Priority 14 Outstanding Debt Details ($/MM) Debt Maturity Schedule ($/MM) ► Current total long - term debt $286.0 million ► Current cash & equivalents $80.6 million ► Net long - term debt = $205.5 million ► 12/31/23 Net Leverage = 12.0x ► Amended term loan provided an additional $50 million of liquidity before year end to ensure adequate financial flexibility to fund operations through duration of strategic assessment process * See "Non - GAAP Financial Measures and Key Performance Measures", above and the appendix hereto, below 1. Including restricted cash of $3.6 million 2. Net long - term debt defined as total long - term debt outstanding less cash and equivalents 3. Net leverage defined as net debt (cash) divided by trailing twelve - month adjusted EBITDA (see reconciliations to non - GAAP me asures at end of this presentation $0 $25 $50 $75 $100 $125 $150 $175 $200 Sr. Convertible Note Term Loan Finance Lease Principal Maturity Coupon Instrument 15.2 2027 6.25% Senior Convertible Note 196.0 2025 17.25% Term Loan 68.6 - - Finance Lease Obligations 6.2 - - Other $286.0 Total 80.6 Cash & equivalents 1 $205.5 Net Long Term Debt 2 12.0x Net Leverage 3

Hedge Position Contract Details FINANCIAL AND OPERATING GUIDANCE First Quarter 2024 Fixed Price Hedges 15 • Deteriorating margin environment beginning in early 4Q23 as well as ongoing capital preservation • Opportunistic sale of fixed price ULSD swaps • Average of 38% of expected 1Q 2024 ULSD & distillate production hedged • Weighted average fixed price of $28.39/ Bbl • Remaining opportunistic for additional commodity price risk aversion 1.) % hedged assumes mid - point of operating guidance of 61.5 Mbbld and mid - point of distillate production yield of 40% Approximate % Hedged Mid - Point Price Contract Contract Asset Hedged 1 Volumes (bbl) Prod'n (Bbl) ($/bbl) Period Details Type 13.1% 100,000 762,600 $25.55 January ULSD/LLS Swap Fixed Price Swap 52.6% 375,000 713,400 $30.68 February ULSD/LLS Swap Fixed Price Swap 49.2% 375,000 762,600 $28.95 March ULSD/LLS Swap Fixed Price Swap 38.0% 850,000 2,238,600 $28.39 Total

COMMODITY PRICE RISK MANAGEMENT

First Quarter 2024 Outlook

Projected Financial Guidance

First Quarter 2024

Conventional Fuels	1Q 2024	
Operational:	**Low**	**High**
Mobile Refinery Conventional Throughput Volume (Mbpd)	60.0	63.0
Capacity Utilization	*80%*	*84%*
Production Yield Profile:		
Percentage Finished Products[1]	64%	68%
Intermediate & Other Products[2]	36%	32%

Renewable Fuels	1Q 2024	
Operational:	**Low**	**High**
Mobile Refinery Renewable Throughput Volume (Mbpd)	3.0	5.0
Capacity Utilization	*38%*	*63%*
Production Yield	96%	98%
Yield Loss	4%	2%

Consolidated	1Q 2024	
Operational:	**Low**	**High**
Mobile Refinery Total Throughput Volume (Mbpd)	63.0	68.0
Capacity Utilization	*76%*	*82%*
Financial Guidance:		
Direct Operating Expense ($/bbl)	$4.59	$4.95
Capital Expenditures ($/MM)	$20.00	$25.00

1.) Finished products include gasoline, ULSD, and Jet A

2.) Intermediate & Other products include Vacuum Gas Oil (VGO), Liquified Petroleum Gases (LPGs), and Vacuum Tower Bottoms (VTBs)

Management Commentary

First Quarter 2024

- For the first quarter 2024, the Company expects the Mobile Refinery to generate total throughput of between 60,000 to 63,000 bpd, reflecting between 80% and 84% total conventional facility capacity utilization. Reduced outlook for conventional throughput volumes reflects:
  - Planned downtime to proactively perform certain maintenance / repair operations
  - Downtime for Pitstop on crude unit #1
- Management expects 64% to 68% of its refined product output to be higher-value finished products such as gasoline, diesel and Jet fuel, with the remainder reflecting intermediate and other products
- Vertex expects direct operating expense per barrel for consolidated operations of between $4.59 to $4.95 per barrel in the first quarter 2024
- Vertex anticipates total consolidated capital expenditures of between $20 million and $25 million in the first quarter 2024

VERTEX

16

OUR STRATEGIC FOCUS 17 ASSET UTILIZATION • Target investments expected to drive long - term profitability at Mobile Refinery • Leverage expertise with complementary assets in adjacent markets • Vertically integrate from feedstock to retail products MARGIN CAPITALIZATION • Conventional distillate and gasoline economics at Alabama Refinery • Leverage feedstock origination capabilities for lower cost, lower CI inputs • Phase II renewables project expansion expected in late 2024 RENEWABLE INVESTMENT • Conversion of Mobile Refinery hydrocracker • Increase renewables optionality in feedstocks and products • Expected opportunities for Renewable Diesel, Sustainable Aviation Fuel, and renewable hydrogen STRENGTHEN BALANCE SHEET • Reduce total debt prioritizing high - interest term loan and remaining convertible notes • Term loan prepayment option began on October 1, 2023 • Engaged BofA to assess alternatives for balance sheet improvement Staying loyal to our DNA as a development company while continuing to run/operate our assets.

APPENDIX

NON - GAAP RECONCILIATION 19 Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput and Operating Expenses Per Barrel of Throughput. In thousands Conventional Renewable Mobile Refinery Total Gross profit 7,283$ (17,557)$ (10,273)$ Unrealized (gain) loss on hedging activities 4,892 77 4,969 Inventory valuation adjustments (3,400) 2,152 (1,248) Adjusted gross margin 8,775$ (15,328)$ (6,553)$ Variable production costs attributable to cost of revenues 19,770 19,497 39,267 Depreciation and amortization attributable to cost of revenues 2,492 3,997 6,489 RINs 6,662 - 6,662 Realized (gain) loss on hedging activities (3,751) (3,587) (7,338) Financing costs 1,989 157 2,146 Other revenues (6,361) (361) (6,722) Fuel gross margin 29,576$ 4,375$ 33,951$ Throughput (bpd) 67,083 3,926 71,009 Fuel gross margin per barrel of throughput 4.79$ 12.11$ 5.20$ Total OPEX 15,162$ 9,868$ 25,030$ Operating expenses per barrel of throughput 2.46$ 27.32$ 3.83$ Three Months Ended December 31, 2023

NON - GAAP RECONCILIATION 20 Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput and Operating Expenses Per Barrel of Throughput. In thousands Conventional Renewable Mobile Refinery Total Gross profit 165,481$ (39,078)$ 126,403$ Unrealized (gain) loss on hedging activities 551 (632) (81) Inventory valuation adjustments 4,047 2,046 6,093 Adjusted gross margin 170,079$ (37,664)$ 132,415$ Variable production costs attributable to cost of revenues 96,555 32,532 129,087 Depreciation and amortization attributable to cost of revenues 11,969 9,335 21,304 RINs 55,245 - 55,245 Realized (gain) loss on hedging activities (2,486) 102 (2,384) Financing costs 5,969 420 6,389 Other revenues (18,708) (1,075) (19,783) Fuel gross margin 318,623$ 3,650$ 322,273$ Throughput (bpd) 73,734 3,943 77,677 Fuel gross margin per barrel of throughput 11.84$ 3.37$ 11.37$ Total OPEX 80,862$ 28,389$ 109,251$ Operating expenses per barrel of throughput 3.00$ 26.18$ 3.85$ Twelve Months Ended December 31, 2023

NON - GAAP RECONCILIATION 21 Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput and Operating Expenses Per Barrel of Throughput. In thousands Conventional Renewable Mobile Refinery Total Gross profit 86,185$ (8,515)$ 77,670$ Unrealized (gain) loss on hedging activities (4,620) (3,622) (8,242) Inventory valuation adjustments 13,225 (3,851) 9,374 Adjusted gross margin 94,790$ (15,988)$ 78,802$ Variable production costs attributable to cost of revenues 26,847 12,958 39,805 Depreciation and amortization attributable to cost of revenues 2,982 3,320 6,302 RINs 7,058 - 7,058 Realized (gain) loss on hedging activities 2,854 2,401 5,255 Financing costs 1,772 205 1,977 Other revenues (6,804) (524) (7,328) Fuel gross margin 129,499$ 2,372$ 131,871$ Throughput (bpd) 80,171 5,397 85,568 Fuel gross margin per barrel of throughput 17.56$ 4.78$ 16.75$ Total OPEX 17,720$ 11,445$ 29,165$ Operating expenses per barrel of throughput 2.40$ 23.05$ 3.70$ Three Months Ended September 30, 2023

NON - GAAP RECONCILIATION 22 Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput and Operating Expenses Per Barrel of Throughput. In thousands Conventional Renewable Mobile Refinery Total Gross profit 6,544$ (13,006)$ (6,462)$ Unrealized (gain) loss on hedging activities 849 2,913 3,762 Inventory valuation adjustments (4,246) 3,745 (501) Adjusted gross margin 3,147$ (6,348)$ (3,201)$ Variable production costs attributable to cost of revenues 28,686 77 28,763 Depreciation and amortization attributable to cost of revenues 3,351 2,018 5,369 RINs 25,410 - 25,410 Realized (gain) loss on hedging activities (1,150) 1,288 138 Financing costs (87) 58 (29) Other revenues (3,610) (190) (3,800) Fuel gross margin 55,747$ (3,097)$ 52,650$ Throughput (bpd) 76,330 2,490 78,820 Fuel gross margin per barrel of throughput 8.03$ (13.66)$ 7.34$ Total OPEX 23,299$ 7,076$ 30,375$ Operating expenses per barrel of throughput 3.35$ 31.23$ 4.23$ Three Months Ended June 30, 2023

NON - GAAP RECONCILIATION 23 Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput and Operating Expenses Per Barrel of Throughput. In thousands Conventional Renewable Mobile Refinery Total Gross profit 65,470$ -$ 65,470$ Unrealized (gain) loss on hedging activities (570) - (570) Inventory valuation adjustments (1,532) - (1,532) Adjusted gross margin 63,368$ -$ 63,368$ Variable production costs attributable to cost of revenues 21,252 - 21,252 Depreciation and amortization attributable to cost of revenues 3,144 - 3,144 RINs 16,115 - 16,115 Realized (gain) loss on hedging activities (439) - (439) Financing costs 2,295 - 2,295 Other revenues (1,933) - (1,933) Fuel gross margin 103,802$ -$ 103,802$ Throughput (bpd) 71,328 - 71,328 Fuel gross margin per barrel of throughput 16.17$ -$ 16.17$ Total OPEX 24,681$ -$ 24,681$ Operating expenses per barrel of throughput 3.84$ -$ 3.84$ Three Months Ended March 31, 2023

NON - GAAP RECONCILIATION 24 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations In thousands December 31, 2023 December 31, 2022 December 31, 2023 December 31, 2022 Net income (loss) $ (63,865) $ 44,418 $ (71,973) $ 1,997 Depreciation and amortization 9,225 5,761 31,310 18,919 Income tax expense (benefit) 1,543 (2,489) 5,297 (2,488) Interest expense 16,029 14,956 119,566 79,950 EBITDA $ (37,068) $ 62,646 $ 84,200 $ 98,378 Unrealized (gain) loss on hedging activities 4,981 978 (252) (146) Inventory valuation adjustments (1,248) 9,614 6,093 50,766 Gain on change in value of derivative warrant liability (2,956) (33) (7,992) (7,821) Stock-based compensation 783 622 2,285 1,574 (Gain) loss on sale of assets 3 - (70,878) - Acquisition costs - - 4,308 16,527 Environmental clean-up reserve - - - 1,428 Other 388 1,339 (634) 280 Adjusted EBITDA $ (35,117) $ 75,166 $ 17,130 $ 160,986 Three Months Ended Twelve Months Ended

NON - GAAP RECONCILIATION 25 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations In thousands Conventional Renewable Net income (loss) $ (11,112) $ (30,266) $ (2,424) $ (43,801) $ (1,670) $ (18,395) $ (63,865) Depreciation and amortization 3,252 4,017 313 7,582 1,476 167 9,225 Income tax expense (benefit) - - - - (517) 2,060 1,543 Interest expense 2,473 2,820 - 5,293 62 10,675 16,029 EBITDA $ (5,387) $ (23,429) $ (2,111) $ (30,926) $ (649) $ (5,493) $ (37,068) Unrealized (gain) loss on hedging activities 4,892 77 (7) 4,962 19 - 4,981 Inventory valuation adjustments (3,400) 2,152 - (1,248) - - (1,248) Gain on change in value of derivative warrant liability - - - - - (2,956) (2,956) Stock-based compensation - - - - - 783 783 (Gain) loss on sale of assets - - - - - 3 3 Other - - - - 389 (1) 388 Adjusted EBITDA $ (3,895) $ (21,200) $ (2,118) $ (27,212) $ (241) $ (7,664) $ (35,117) Three Months Ended December 31, 2023 Mobile Refinery Legacy Refining & Marketing Total Refining & Marketing Black Oil and Recovery Corporate Consolidated

NON - GAAP RECONCILIATION 26 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations In thousands Mobile Refinery Legacy Refining & Marketing Total Refining & Marketing Black Oil Corporate Consolidated Net income (loss) $ 56,839 $ (1,860) $ 54,979 $ 4,706 $ (15,267) $ 44,418 Depreciation and amortization 3,857 - 3,857 1,733 171 5,761 Income tax expense (benefit) - - - - (2,489) (2,489) Interest expense 3,721 - 3,721 25 11,210 14,956 EBITDA $ 64,417 $ (1,860) $ 62,557 $ 6,464 $ (6,375) $ 62,646 Unrealized (gain) loss on hedging activities 165 138 303 675 - 978 Inventory valuation adjustments 14,011 - 14,011 (4,397) - 9,614 Gain on change in value of derivative warrant liability - - - - (33) (33) Stock-based compensation - - - - 622 622 Acquisition costs - - - - - - Other - - - 1,119 220 1,339 Adjusted EBITDA $ 78,593 $ (1,722) $ 76,871 $ 3,861 $ (5,566) $ 75,166 Three Months Ended December 31, 2022

NON - GAAP RECONCILIATION 27 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations In thousands Conventional Renewable Net income (loss) $ 68,574 $ (72,537) $ (6,349) $ (10,312) $ 49,260 $ (110,922) $ (71,973) Depreciation and amortization 14,937 9,390 1,103 25,430 5,209 671 31,310 Income tax expense (benefit) - - - - 18,682 (13,385) 5,297 Interest expense 13,077 5,015 - 18,092 188 101,287 119,566 EBITDA $ 96,588 $ (58,132) $ (5,246) $ 33,210 $ 73,339 $ (22,349) $ 84,200 Unrealized (gain) loss on hedging activities 551 (632) (89) (170) (82) - (252) Inventory valuation adjustments 4,047 2,046 - 6,093 - - 6,093 Gain on change in value of derivative warrant liability - - - - - (7,992) (7,992) Stock-based compensation - - - - - 2,285 2,285 (Gain) loss on sale of assets - - - - (70,884) 6 (70,878) Acquisition costs - - - - - 4,308 4,308 Other - - - - (595) (39) (634) Adjusted EBITDA $ 101,186 $ (56,718) $ (5,335) $ 39,133 $ 1,778 $ (23,781) $ 17,130 Twelve Months Ended December 31, 2023 Mobile Refinery Legacy Refining & Marketing Total Refining & Marketing Black Oil and Recovery Corporate Consolidated

NON - GAAP RECONCILIATION 28 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations In thousands Mobile Refinery Legacy Refining & Marketing Total Refining & Marketing Black Oil Corporate Consolidated Net income (loss) $ 51,247 $ (4,007) $ 47,240 $ 18,968 $ (64,211) $ 1,997 Depreciation and amortization 11,273 925 12,198 4,004 2,717 18,919 Income tax expense (benefit) - - - - (2,488) (2,488) Interest expense 10,414 - 10,414 67 69,469 79,950 EBITDA $ 72,934 $ (3,082) $ 69,852 $ 23,039 $ 5,487 $ 98,378 Unrealized (gain) loss on hedging activities 90 69 159 (305) - (146) Inventory valuation adjustments 37,764 - 37,764 13,002 - 50,766 Gain on change in value of derivative warrant liability - - - - (7,821) (7,821) Stock-based compensation - - - - 1,574 1,574 Acquisition costs 11,967 - 11,967 4,560 - 16,527 Environmental clean-up reserve 1,428 - 1,428 - - 1,428 Other 13,282 - 13,282 (13,222) 220 280 Adjusted EBITDA $ 137,465 $ (3,013) $ 134,452 $ 27,074 $ (540) $ 160,986 Twelve Months Ended December 31, 2022

NON - GAAP RECONCILIATION 29 Unaudited Reconciliation of Long - Term Debt to Net Long - Term Debt and Net Leverage In thousands December 31, 2023 December 31, 2022 Long-Term Debt: Senior Convertible Note $ 15,230 $ 95,178 Term Loan 2025 195,950 165,000 Finance lease liability long-term 66,206 45,164 Finance lease liability short-term 2,435 1,363 Insurance premiums financed 6,237 5,661 Long-Term Debt and Lease Obligations $ 286,058 $ 312,366 Unamortized discount and deferred financing costs (30,354) (81,918) Long-Term Debt and Lease Obligations per Balance Sheet 255,704$ 230,448$ Cash and Cash Equivalents (76,967) (141,258) Restricted Cash (3,606) (4,929) Total Cash and Cash Equivalents $ (80,573) $ (146,187) Net Long-Term Debt 205,485$ 166,179$ Adjusted EBITDA $ 17,130 $ 160,985 Net Leverage 12.0x 1.0x As of